Exhibit 10.4

WAIVER AND CONSENT

This Waiver and Consent (“Consent”) is made and entered into as of December ___, 2014, by and among Vuzix Corporation, a Delaware corporation (the “Company”), and the party identified on the signature page hereto (the “Purchaser”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Warrant (as defined below).

WHEREAS, the Company consummated a public offering (the “Public Offering”) of its securities on July 30, 2013 pursuant to which the Company sold shares of its Common Stock and Warrants to purchase shares of Common Stock (the “Warrants”) to Aegis Capital Corp., as underwriter, (“Underwriter”); and

WHEREAS, in connection with the Public Offering, certain holders of the Company’s outstanding debt (the “Company Debt”) agreed to convert such Company Debt into securities of the Company (the “Debt Conversion”) with the same terms as the securities issued by the Company in the Public Offering and, as a result, such holders of the Company Debt, upon such Debt Conversion, received shares of Common Stock and Warrants; and

WHEREAS, as a result of either the distribution of securities by the Underwriter or the Debt Conversion, the undersigned Purchaser is the beneficial holder of a Warrant; and

WHEREAS, the Company intends to enter into a financing transaction which (i) is with a strategic investor that will generate gross proceeds of at least Ten Million Dollars ($10,000,000), (ii) is in consideration for securities of the Company which are sold at a minimum effective price of Five Dollars ($5.00) per share of Common Stock, (iii) by its terms would not otherwise trigger the anti-dilution rights of the Purchaser under Section 2(b) of the Warrant, and (iv) will not include any price protection anti-dilution rights provisions (other than rights of participation, “make-whole” options exercisable by the investor for cash (which may, in certain instances, be at a per share price of less than $5.00) or upon violation of this Consent) (the “Proposed Offering”); and

WHEREAS, the Purchaser is entitled to certain anti-dilution protections under the terms of the Warrant; and

WHEREAS, in connection with the Proposed Offering, the Company and Purchaser agree to the following waivers and consents.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Purchaser hereby agree as follows:

1.             Provided the Proposed Offering closes on or before February 27, 2015, Purchaser permanently and irrevocably waives the anti-dilution protections and other rights set forth in Section 2(b) of the Warrant.

2.             The waivers and consents set forth in this Consent will be effective only if (i) holders of not less than 70% of the outstanding Warrants issued in the Public Offering and in connection with the Debt Conversion, in the aggregate, execute and deliver this Consent to the Company and (ii) holders of 85% of the outstanding principal amounts of notes as of December 31, 2014, which such notes were originally issued on June 3, 2014, execute and deliver the form of Note Waiver annexed hereto as Exhibit A to the Company; on or before January 2, 2015.

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3.             The undersigned represents to the Company that it is the holder of the Warrant issued in the Public Offering or the Debt Conversion, as the case may be, has not transferred or assigned any rights under the Warrant to any third party and has the authority to enter into and deliver this Consent. The undersigned further represents to the Company that it will not transfer or assign the Warrant or any rights thereunder to a third party unless such third party agrees to execute a waiver and consent agreeing to the terms set forth herein.

4.             This Consent may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Consent may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Consent shall be enforceable.

5.             This Consent will be subject to amendment and/or waiver as described in the Warrant.

6.             The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

7.             All notices, demands, requests, consents, approvals, and other communications required or permitted in connection with this Consent shall be made and given in the same manner set forth in the Warrant.

8.             This Consent shall be governed by, interpreted and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws and as further described in Section 11 of the Warrant.

9.             The parties acknowledge that this Consent is also being entered into for the benefit of the investor to the Proposed Offering who is hereby made a third party beneficiary of this Consent with rights of enforcement. Until the sooner of the abandonment of the Proposed Offering or February 27, 2015, this Consent may not be amended without the consent of such investor.

10.           Except as expressly set forth herein, this Consent shall not be deemed to be a waiver, amendment or modification of any provisions of the Warrant or of any right, power or remedy of the Purchaser, or constitute a waiver of any provision of the Warrant (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be a party, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Purchaser reserves all rights, remedies, powers, or privileges available under the Warrant and any other agreement to which the Purchaser may be a party, at law or otherwise. This Consent shall not constitute a novation or satisfaction and accord of the Warrant or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be a party.

11.          The Company and the Purchaser acknowledge that certain information provided to the Purchaser in connection with obtaining this Consent may constitute material, non-public information related to the Company (the “Proposed Offering MNPI”). The Company agrees that it shall, on or before January 16, 2015, file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing such Proposed Offering MNPI

(Signatures to follow)

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IN WITNESS WHEREOF, the Company and the undersigned Purchaser have caused this Waiver to be executed as of the date first written above.

VUZIX CORPORATION
the “Company”

By:

“PURCHASER”

Name of Purchaser: ____________________________________________________________________

Signature of Authorized Signatory of Purchaser: _____________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

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